                                                                     Exhibit 4.9

                         FIRST SUPPLEMENTAL INDENTURE

                                      To

                                   INDENTURE
                          dated as of August 12, 1994

                                     among

                           FEDERAL-MOGUL CORPORATION

                                  as Issuer,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME

                                 as Guarantors

                                      and

                               CONTINENTAL BANK

                                  as Trustee

                           Dated as of July 8, 1998

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 8, 1998 among Federal-Mogul Corporation, a Michigan corporation, as issuer (the "Company"), the companies listed on the signature pages hereto that are subsidiaries of the Company (the "Guarantors") and Continental Bank, an Illinois banking corporation, as trustee (the "Trustee").

                                   RECITALS

     The Company has duly executed and delivered an Indenture (as such may be amended, supplemented or modified from time to time, the "Indenture") dated as of August 12, 1994, providing for the issuance from time to time of its unsecured debentures, notes or other evidence of indebtedness ("Securities") to be issued in one or more series.

     The Company has authorized the issuance of nine separate series of Securities designated as the Company's 8.80% Senior Notes due April 15, 2007 (the "8.80% Notes"), 8.06% Medium-Term Notes due October 12, 1999 (the "8.06% Notes"), 8.53% Medium-Term Notes due November 16, 1999 (the "8.53% Notes"), 8.66% Medium-Term Notes due November 16, 2000 (the "8.66% Notes"), 8.33% Medium-Term Notes due October 12, 2001 (the "8.33% Notes"), 8.37% Medium-Term Notes due October 18, 2001(the "8.37% Notes"), 8.46% Medium-Term Notes due October 18, 2002 (the "8.46% Notes"), 8.12% Medium-Term Notes due March 6, 2003 (the "8.12% Notes"), 8.16% Medium-Term Notes due March 6, 2003 (the "8.16% Notes"), and 8.24 Medium-Term Notes due March 6, 2005 (the "8.25% Notes," together with the 8.80% Notes, the 8.06% Notes, the 8.53% Notes, the 8.66% Notes, the 8.33% notes, the 8.37% Notes , the 8.46% Notes, the 8.12% Notes, the 8.16% Notes and the 8.25% Notes, the "Notes"), respectively, in the aggregate principal amount of $125,000,000 in the case of 8.80% Notes, $5,000,000 in the case of the 8.06%
Notes, $16,000,000 in the case of 8.53% Notes, $20,000,000 in the case of 8.66%
Notes, $12,000,000 in the case of the 8.33% Notes, $32,000,000 in the case of 8.37% Notes, $5,000,000 in the case of 8.46% Notes, $10,000,000 in the case of
8.12% Notes, $10,000,000 in the case of 8.16% Notes and $15,000,000 in the case of the 8.25% Notes.

     The Guarantors each desire to guarantee each of the aforementioned series of Securities and each additional series hereafter issued pursuant to the Indenture, such guarantees to be on the terms set forth herein.

     Section 901 of the Indenture provides that the Company and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture to establish, among other things, to make provisions with respect to matters arising under the Indenture provided that such action does not adversely affect the rights of holders of any series of securities issued pursuant to the Indenture in any material respect.

     All things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, have been done.

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1  Definitions. (a) For all purposes of this First Supplemental
                  -----------
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     2. all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     3. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

     4. the words "herein" , "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Obligations" means any principal, premiums, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness issued hereunder.

     "Senior Credit Agreement" means the Second Amended and Restated Credit Agreement among Federal-Mogul Corporation, The Chase Manhattan Bank as Agent and the lenders thereunder, dated as of December 18, 1997, as amended.

     Section 1.2.  Headings.  The Article and Section headings herein are for
                   --------
convenience only and shall not affect the constriction hereof.

     Section 1.3.  Successors and Assigns.  This First Supplemental Indenture
                   ----------------------
shall be binding upon the Company and the Guarantors and their respective successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this First Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the conditions of the Indenture. This First Supplemental Indenture shall be binding upon the Trustee and its successors and assigns.

     Section 1.4.  Ratification of Indenture:  Supplemental Indentures Part of
                   -----------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     Section 1.5.  Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE
                   -------------
GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 1.6.  Counterparts.  This First Supplemental Indenture may be
                   ------------
executed in any number of counterparts and by telecopier, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE 2

                  SCOPE OF THIS FIRST SUPPLEMENTAL INDENTURE

     Section 2.1.  Scope.  The changes, modifications and supplements to the
                   -----
Indenture effected by this First Supplemental Indenture shall be applicable with respect to, and govern the terms of, the Securities heretofore and hereafter issued pursuant to the Indenture.

                                   ARTICLE 3

                                    NOTICES

     Section 3.1.  Notices, etc., to the Trustee, the Company and the
                   --------------------------------------------------
Guarantors. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by the Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Trustee at 231 LaSalle street, 16/th/ Floor, Chicago, Illinois 60697, Attention:
Corporate Trust Department, or

     (b) the Company, or any Guarantor, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, or any Guarantor, addressed to it at Federal-Mogul Corporation, 26555 Northwestern Highway, Southfield,

Michigan 48034, Attention: General Counsel or at any other address previously furnished in writing to the Trustee by the Company.

     This Section 3.1 is intended to supersede Section 1.05 of the Indenture.

                                   ARTICLE 4

                                  GUARANTEES

     Section 1.4.  Guarantees.  (a) Subject to the provisions of this Article 4,
                   ----------
each Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to each Holder of Securities and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, and interest in full on each Security when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration or otherwise,
(ii) the due and punctual payment of interest on the overdue principal of, premium, if any, and interest in full on the Securities, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Securities and the Indenture. In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any other Guarantor to perform any such other Obligation, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately. Each Guarantor hereby further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under these Guarantees. The Guarantees under this Article 4 are guarantees of payment and not of collection.

     (b) To the extent permitted by law, each of the Company and the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever, and covenants that these Guarantees will not be discharged except by complete performance of the Obligations contained in the Securities and in the Indenture, or as otherwise specifically provided therein and herein.

     (c) To the extent permitted by law, each Guarantor hereby waives and relinquishes:

     (i) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors;

     (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

     (iii) demand, protest and notice of any kind (except as expressly required by the Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries of the Company, any Benefited Party, any creditor of the Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

     (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement;

     (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (vi) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
           Section 1111(b) (2) of the Bankruptcy Law; and

     (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

     (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the relevant Guarantee, the maturity of the Obligations Guaranteed by such Guarantee may be accelerated as provided in
           Article 5 of the Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Guarantor for purposes of such Guarantee.

     (e) The Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest on any of the Securities is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, all as though such payment had not been made.

     (f) Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Guarantees or the Indenture; provided, however, that a Guarantor shall not be entitled to enforce
          --------  -------
          or to receive any payments until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full.

     Section 4.2.  Obligations of Guarantors Unconditional.  Each Guarantor
                   ---------------------------------------
hereby agrees that its Obligations hereunder shall be Guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Securities of the Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of the Indenture, the entry of any judgment against the Company or any other Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     Section 4.3.  Limitation on Guarantors' Liability.  Each Guarantor, and by
                   -----------------------------------
its acceptance hereof each holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under this Article 4 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article 4, result in the Obligation of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable federal or state law.

     Section 4.4.  Releases of Guarantees.  (a) If the Securities are defeased
                   ----------------------
in accordance with the terms of Article 13 of the Indenture, then each Guarantor shall be deemed to have been released from and discharged of its obligations under its Guarantee as provided in Article 13 of the Indenture, applied mutaris mutandis, subject to the conditions state therein.

     (b) In the event an entity that is a Guarantor ceases to be a guarantor under the Senior Credit Agreement (or any other credit agreement renewing, refunding, replacing, restating, refinancing or extending the Senior Credit Agreement), such entity shall also cease to be a Guarantor, whether or not a Default or an Event of Default is then outstanding.

     (c) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Securities and for the other obligations of the Company, such Guarantor and any other Guarantor under the Indenture as provided in this Article 4.

     Section 4.5.  Application of Certain Terms and Provisions to Guarantors.
                   ---------------------------------------------------------
(a) Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on any Guarantor may be given or served as described in Section 105 of the Indenture.

          (b) Upon any demand, request or application by any Guarantor to the Trustee to take any action under the Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 603 of the Indenture as if all references therein to the Company were references to such Guarantor.

     Section 4.6.  Additional Guarantors.  The Company shall cause each
                   ---------------------
subsidiary of the Company that becomes a guarantor under the Senior Credit Agreement, as amended (or any other credit agreement renewing, refunding, replacing, restating, refinancing or extending the Senior Credit Agreement), after the date of this First Supplemental Indenture, to execute and deliver to the Trustee, promptly upon any such formation or acquisition (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such subsidiary to the provisions of the Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such subsidiary and constitutes the legal, valid, binding and enforceable obligation of such subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                   FEDERAL-MOGUL CORPORATION


                                   by: _________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL DUTCH HOLDINGS, INC.,
                                   as Guarantor


                                   by: _________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL GLOBAL INC.,
                                   as Guarantor


                                   by: _________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL U.K. HOLDINGS, INC.,
                                   as Guarantor


                                   by: _________________________________
                                       Name:
                                       Title:

                                   CARTER AUTOMOTIVE COMPANY, INC.,
                                   as Guarantor


                                   by: _________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL VENTURE CORPORATION,
                                   as Guarantor

                                   by: ____________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL WORLD WIDE, INC.,
                                   as Guarantor


                                   by: ____________________________________
                                       Name:
                                       Title:

                                   FEDERAL-MOGUL GLOBAL PROPERTIES, INC.,
                                   as Guarantor


                                   by: ____________________________________
                                       Name:
                                       Title:

                                   FELT PRODUCTS MFG. CO., as Guarantor


                                   by: ____________________________________
                                       Name:
                                       Title:

                                   FEL-PRO MANAGEMENT CO., as Guarantor


                                   by: ____________________________________
                                       Name:
                                       Title:

                                   FEL-PRO CHEMICAL PRODUCTS L.P.,
                                   as Guarantor


                                   by: ____________________________________
                                       Name:
                                       Title:

                                   F-M UK HOLDINGS LIMITED, as Guarantor


                                   by: ____________________________________
                                        Name:
                                        Title:

                                   CONTINENTAL BANK, as Trustee


                                   by: ____________________________________
                                        Name:
                                        Title: